UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 22, 2008

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	2

Signatures		3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Between February 22 and 25, 2008, the Company entered into amendments to its Supplemental Employment Terms Agreement with the following executive officers—Robert V. Dickinson, President and CEO; Kyle Baker, Vice President, Marketing: Juergen Lutz, Vice President, Engineering; and Manuel Mere, Vice President, Operations and Information Systems. These amendments extend the time period from three months to twelve months that an officer who resigned for good reason or was terminated without cause following a change of control would have to exercise his Company stock options. In additional several relatively minor changes were made to the Executive Severance Program incorporated by reference into the Supplement Employment Terms Agreement. These changes include, without limitation, slight modifications to the definitions of good reason and cause, converting the non-solicitation covenant into a non-hire covenant, reducing the amount of required transition assistance, narrowing the scope of the non-compete to more closely match the Company’s business, permitting an officer who elected expedited dispute resolution to opt for litigation in lieu of arbitration following a change of control, complying with requirements of Internal Revenue Code 409A, and making the plan unable to be subsequently amended absent approval of the executive. In addition, Kevin Berry, CFO, entered into a Supplemental Employment Terms Agreement for the first time in place of the somewhat similar rights he had been granted under his offer letter as did Dan Hauck, the Company’s new Vice President of Sales. For a description of the Supplemental Employment Terms Agreement, reference is made to the Company’s Form 8-K dated November 17, 2006, filed with the SEC on November 22, 2006, except that Mr. Berry would receive nine instead of six months of severance pay. For a copy of the prior version of the Supplemental Employment Terms Agreement and Executive Severance Plan, reference is made to the Company’s Form 10-Q for the fiscal quarter ended December 31, 2006, which was filed on January 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 25th day of February, 2008.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

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